UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	February 9, 2015
(DATE OF EARLIEST EVENT REPORTED)	February 5, 2015

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas 77046
(Address of principal executive office)

(866) 913-2122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2015, the Registrant issued a press release providing information on its results of operations for the fourth quarter and year ended December 31, 2014. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 2.02 and in Exhibit 99.1 in this Current Report are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Plan Awards to Named Executive Officers

On February 5, 2015, the Board of Directors (the Board) of Boardwalk GP, LLC, (Boardwalk GP) granted phantom units (Phantom Units) under the Boardwalk Pipeline Partners Long-Term Incentive Plan (LTIP) to the named executive officers of Boardwalk GP as follows:

Name	Position	Phantom Units Granted
Stanley C. Horton	President and Chief Executive Officer	115,979
Jamie L. Buskill	Senior Vice President, Chief Financial and Administrative Officer and Treasurer	32,216
Michael E. McMahon	Senior Vice President, General Counsel and Secretary	25,773
Jonathan E. Nathanson	Senior Vice President, Corporate Development	25,773

Each Phantom Unit was granted pursuant to a Phantom Unit Grant Agreement in the form attached hereto as Exhibit 10.1 (Grant Agreement) and includes a tandem grant of distribution equivalent rights (DERs) that entitles the Named Executive Officer to receive a cash amount equal to any distributions made by the Registrant with respect to the Registrant’s common units during the period the associated Phantom Unit remains outstanding. Generally, 50% of the Phantom Units granted to each Named Executive Officer will vest on December 1, 2016 and the remaining 50% will vest on December 1, 2017, with exceptions for retirement, death or disability as discussed below. All Phantom Units that become vested will be paid in cash. The Named Executive Officer must elect, within 30 days following the grant date, whether to receive payments with respect to the Phantom Units and DERs as they vest or defer all payments with respect to vested Phantom Units and DERs until the final vesting date (subject to the acceleration and withholding of a portion of such payments to satisfy applicable tax withholding obligations). The amount of cash paid with respect to each vested Phantom Unit will be equal to the average closing price of the Registrant’s common units for the 30 trading days immediately preceding the applicable Regular Vesting Date or the Deferred Payment Date (as defined in the Grant Agreement), depending on the applicable Named Executive Officer’s payment election.

Any outstanding and unvested awards would become fully vested upon a Named Executive Officer’s Retirement (as defined in the Grant Agreement) that occurs at least one year after the grant date, provided the Named Executive Officer (i) provides at least a one year’s notice of such Retirement and (ii) complies with certain noncompetition and nonsolicitation restrictions, but the awards will not be paid until the applicable Regular Vesting Date or the Deferred Payment Date, as elected by the Named Executive Officer. In the event that a Named Executive Officer’s service is terminated due to death or Disability (as defined in the Grant Agreement), a pro-rata portion of the Named Executive Officer’s unvested Phantom Units will become vested based upon the number of days the awards were outstanding prior to the death or Disability and paid within 30 days following such termination. If a change in control of the Registrant occurs, and a Named Executive Officer’s service is terminated due to a Qualified Termination (as defined in the Grant Agreement), the Named Executive Officer will become automatically vested in all outstanding Phantom Units upon termination, but the awards will not be paid until the applicable Regular Vesting Date or the Deferred Payment Date, as elected by the Named Executive Officer.

The description of the Phantom Units provided above is qualified in its entirety by reference to the full text of the form of the Phantom Unit Grant Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Form of Phantom Unit Grant Agreement under the Boardwalk Pipeline Partners Long-Term Incentive Plan.
99.1	Boardwalk Pipeline Partners, LP, News Release, issued February 9, 2015, providing information on results of operations for the fourth quarter and year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and
Administrative Officer and Treasurer

Dated: February 9, 2015